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Exhibit 21.1

SUBSIDIARIES OF DOLLAR FINANCIAL CORP.

Subsidiary	Jurisdiction of Incorporation	Direct Parent Company	D/B/A
656970 B.C. Ltd.	British Columbia, Canada	DFG Canada, Inc.	N/A
A.E. Osborne & Sons Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Any Kind Check Cashing Centers, Inc.	Arizona	Dollar Financial Group, Inc.	Inactive
Cash A Cheque (GB) Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Cash A Cheque Great Britain Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Cash A Cheque Holdings Great Britain Limited	United Kingdom	Instant Cash Loans Limited	The Money Shop
Cash A Cheque (South) Limited	United Kingdom	Cash A Cheque (GB) Limited	The Money Shop
Cash Centres Corporation Limited	United Kingdom	Dollar Financial UK Limited	The Money Shop
Cash Centres International Limited	United Kingdom	Cash Centres Corporation Limited	The Money Shop
Cash Centres Limited	United Kingdom	Cash Centres Corporation Limited	The Money Shop
Cash Centres Retail Limited	United Kingdom	Instant Cash Loans Limited	The Money Shop
Cash Centres Scotland Limited	United Kingdom	Cash Centres Limited	The Money Shop
Cash Unlimited of Arizona, Inc.	Arizona	Moneymart, Inc.	Loan Mart & Money Mart
C.C. Financial Services Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Check Mart of Louisiana, Inc.	Louisiana	Dollar Financial Group, Inc.	Money Mart
Check Mart of New Mexico, Inc.	New Mexico	Dollar Financial Group, Inc.	Money Mart
Check Mart of Pennsylvania, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Money Mart
Check Mart of Texas, Inc.	Texas	Dollar Financial Group, Inc.	Money Mart
Check Mart of Wisconsin, Inc.	Wisconsin	Dollar Financial Group, Inc.	Money Mart/ Payday Loans/ Checks Cashed

Cheque Changers Limited	United Kingdom	International Paper Converters Limited	N/A
County Registers Limited	United Kingdom	Cash Centres Limited	The Money Shop
Dollar Financial Group, Inc.	New York	Dollar Financial Corp.	N/A
DFG Canada, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG International, Inc.	Delaware	Dollar Financial	N/A
DFG World, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
Dollar Financial UK Limited	United Kingdom	DFG World, Inc.	N/A
Fastcash Limited	United Kingdom	Instant Cash Loans Limited	The Money Shop
Financial Exchange Company of Ohio, Inc.	Ohio	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Pittsburgh, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Virginia, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Instant Cash Loans Limited	United Kingdom	Dollar Financial UK Limited	The Money Shop
International Paper Converters Limited	United Kingdom	Instant Cash Loans Limited	N/A
Loan Mart of Oklahoma, Inc.	Oklahoma	Dollar Financial Group, Inc.	Loan Mart/ Payday Loans
Lombard Guildhouse Limited	United Kingdom	Cash Centres Limited	The Money Shop
London Cash Exchange Limited	United Kingdom	Instant Cash Loans Limited	The Money Shop
Money Card Corp.	Alberta, Canada	656970 B.C. Ltd.	N/A
Money Mart Canada Inc.	Alberta, Canada	656970 B.C. Ltd.	N/A
Moneymart, Inc., f/k/a L.M.S. Development Corp.	Delaware	Dollar Financial Group, Inc.	Loan Mart & Money Mart
Monetary Management Corporation of Pennsylvania	Delaware	Dollar Financial Group, Inc.	Money Mart
Monetary Management of California, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart/Loan Mart
Monetary Management of Maryland, Inc.	Maryland	Dollar Financial Group, Inc.	Money Mart/ Payday Loans/ Checks Cashed
Monetary Management of New York, Inc.	New York	Dollar Financial Group, Inc.	Inactive
Money Mart Express, Inc., f/k/a Moneymart.com, Inc.	Utah	Dollar Financial Group, Inc.	Money Mart/ Loan Mart
National Money Mart Company	Nova Scotia, Canada	DFG International, Inc.	Money Mart
Ottawa Money Mart II	Ontario, Canada	National Money Mart Company	Money Mart

Pacific Ring Enterprises, Inc.	California	Dollar Financial Group, Inc.	Money Mart
PD Recovery, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Inactive
T.L.T. Holdco, Inc.	Alberta, Canada	National Money Mart Company	Money Mart

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  Exhibit 21.1
SUBSIDIARIES OF DOLLAR FINANCIAL CORP.